Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1999 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of Avid Technology, Inc. for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 20, 1999